UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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COMMUNITY CAPITAL BANCSHARES, INC.

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COMMUNITY CAPITAL BANCSHARES, INC.
2815 Meredyth Drive
Albany, Georgia 31707
(229) 446-2265

March 28, 2005

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders on Monday, April 25, 2005 at 1:30 p.m. at the Merry Acres Conference Center, 1504 Dawson Road in Albany, Georgia. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2005, as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

Please take this opportunity to become involved in the affairs of Community Capital. Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. Returning the proxy card WILL NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Robert E. Lee
President

COMMUNITY CAPITAL BANCSHARES, INC.
2815 Meredyth Drive
Albany, Georgia 31707
(229) 446-2265

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2005

The annual meeting of shareholders of Community Capital Bancshares, Inc. will be held on Monday, April 25, 2005 at 1:30 p.m. at the Merry Acres Conference Center, 1504 Dawson Road in Albany, Georgia, for the following purposes:

(1)	to elect five (5) persons to serve as Class III Directors for a three-year term; and

(2)	to transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on March 8, 2005 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

Robert E. Lee
President

March 28, 2005

COMMUNITY CAPITAL BANCSHARES, INC.
2815 Meredyth Drive
Albany, Georgia 31707
(229) 446-2265

PROXY STATEMENT FOR 2005 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Monday, April 25, 2005 at 1:30 p.m. at the Merry Acres Conference Center, 1504 Dawson Road in Albany, Georgia, and at any adjournments of the meeting.

Record Date and Mailing Date

The close of business March 8, 2005 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about March 28, 2005.

Number of Shares Outstanding

As of the close of business on the record date, Community Capital had 10,000,000 shares of common stock, $1.00 par value authorized, of which 2,960,761 shares were issued and 2,901,840 shares were outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposal to Be Considered

Shareholders will be asked to elect five persons to serve as Class III Directors for a three-year term. The persons nominated to serve as Class III Directors, as well as the continuing directors, are described beginning on page 3. The Board of Directors recommends a vote FOR approval of this proposal.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering a written revocation of the proxy or a duly executed proxy bearing a later date to Robert E. Lee, President of Community Capital, at the main office of Community Capital, or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

Abstentions.    A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes.    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Any other matters that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

Community Capital pays for all costs associated with proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors consists of 14 members and is divided into three classes: Class I with four members, Class II with five members, and Class III with five members. The directors in each class serve for staggered terms of three years each. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor.

The Board unanimously recommends that the shareholders re-elect the directors identified below as Director Nominees to serve as Class III Directors for a three-year term expiring in 2008.

The following table shows for each nominee and continuing director: (a) his or her name; (b) his or her age at December 31, 2004; (c) how long he or she has been a director of Community Capital; (d) his or her position(s) with Community Capital, other than as a director; and (e) his or her principal occupation and recent business experience for the past five years. All of the directors listed below are also directors of Albany Bank & Trust. Robert E. Lee and Charles M. Jones, III are directors of AB&T National Bank as well. Albany Bank & Trust and AB&T National Bank (collectively, the “Banks”) are wholly-owned subsidiaries of Community Capital.

Name (Age)	Director Since	Position with Community Capital and Business Experience
Class III Director Nominees: (For Three-Year Term Expiring 2008)
Robert M. Beauchamp (42)	1998	Attorney, Beauchamp & Associates, LLC
Glenn A. Dowling (72)	1998	Podiatrist, Managing Partner, Ambulatory Surgery Center and Albany Podiatry Associates; Business Owner and Developer, Partridge Pea Plantation
Mary Helen Dykes (54)	1998	Business Owner/Administrator, Secretary and Treasurer, Bobs Candies, Inc.
Mark M. Shoemaker (50)	1998	Medical Doctor, Albany Anesthesia Associates
Lawrence B. Willson (54)	1998	Business Administrator, Vice President and Farm Manager, Sunnyland Farms, Inc.
Class I Continuing Directors: (Term Expiring 2006)
Charles M. Jones, III (54)	1998
Chairman of the Board of Directors of Community Capital and Albany Bank & Trust and Chief Executive Officer of Community Capital; Chief Executive Officer, Consolidated Loan & Mortgage Co. and affiliated companies: Director Flint River Bancshares, Inc. since September, 2004.

Van Cise Knowles (64)	1998	Surgeon, Van C. Knowles M.D., P. C.
Robert E. Lee (52)	1998	President of Community Capital and Albany Bank & Trust and Chief Executive Officer of Albany Bank & Trust
William F. McAfee (67)	1998	Business Owner, Bill McAfee Leasing, a commercial truck lessor; Sales Manager, Allstar International, a commercial truck dealership; Manager, Fowltown Farms
Class II Continuing Directors: (Term Expiring 2007)
C. Richard Langley (56)	1998	Attorney, Langley & Lee

Name (Age)	Director Since	Position with Community Capital and Business Experience
Bennett D. Cotton, Jr. (51)	1998	Orthopedic Surgeon, Southwest Georgia Orthopedic and Sports Medicine
Jane Anne D. Sullivan (45)	1998	Business Owner, Buildings Exchange, a real estate holding company
John P. Ventulett, Jr. (56)	1998	Executive Insurance Agent, Vice President, JSL/Howard Ventulett & Bishop Insurors of Albany
James D. Woods (61)	1998	Medical Doctor, Drs. Adams and Woods, M.D. P.C. Medical Practice

Meetings and Committees of the Board

During the year ended December 31, 2004, the Board of Directors of Community Capital held 12 meetings. All incumbent directors attended at least 75% of the total number of meetings of Community Capital’s Board of Directors and committees of the board on which he or she serves.

Annual Meeting Attendance.    Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the meeting. All of the directors attended the 2004 annual meeting of shareholders.

Nominating Committee.    The Company does not have a standing nominating committee and has not adopted a nominating committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. All of the Company’s directors, with the exception of Robert E. Lee and Charles M. Jones, III, are independent directors under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In accordance with the Nasdaq SmallCap Market listing requirements, the Company’s director nominees are approved by a majority of the independent directors. Since the Company is a small business issuer and only two of its directors are not independent, the Company believes a standing nominating committee is not necessary. See “Director Nominations and Shareholder Communications” on page 14.

Compensation Committee.    The Board of Directors has established a Compensation Committee which establishes compensation levels for non-executive officers of Community Capital and the Banks, reviews management organization and development, and reviews significant employee benefit programs. The Compensation Committee recommends compensation levels for executive officers of the Company to the Board of Directors for approval by a majority of the independent directors and a majority of the directors. However, no director who is also an executive officer of the Company participates in the deliberation or voting by the Board of Directors or Compensation Committee relating to his or her compensation. The Compensation Committee also administers Community Capital’s equity compensation programs, including the Community Capital Bancshares, Inc. 1998 Stock Incentive Plan. The Compensation Committee is chaired by Van Cise Knowles and also includes Charles M. Jones, III, C. Richard Langley, Robert E. Lee (ex officio) and Jane Anne D. Sullivan. The Compensation Committee held six meetings during the year ended December 31, 2004.

Audit and Compliance Committee.    The Board of Directors has established an Audit and Compliance Committee which is directly responsible for appointing (and dismissing) the independent public accountants to conduct audits of Community Capital’s and its subsidiaries’ financial statements and to perform other permissible non-audit services. The Audit and Compliance Committee also reviews the independence and qualifications of Community Capital’s auditors, the planned scope of the annual audit, any changes in accounting principles, and the effectiveness and efficiency of Community Capital’s and its subsidiaries’ internal accounting staff. Additionally, the Audit and Compliance Committee provides oversight to Community Capital’s and its subsidiaries’ compliance with regulatory rules and regulations, including the Community Reinvestment Act.

The Audit and Compliance Committee is chaired by William F. McAfee and also includes Glenn A. Dowling and Mary Helen Dykes. All of the members of the Audit and Compliance Committee are independent directors under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Although none of the

Audit and Compliance Committee members meets the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert,” the board believes that each has the financial knowledge, business experience and independent judgment necessary for service on the Audit and Compliance Committee. The Audit and Compliance Committee held five meetings during the year ended December 31, 2004.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of Community Capital’s 2004 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed Community Capital’s 2004 audited consolidated financial statements with Community Capital’s management;

•	The Audit Committee has discussed with the independent auditors, Mauldin & Jenkins, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Community Capital’s consolidated financial statements;

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from Community Capital; and

•	Based on review and discussions of Community Capital’s 2004 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that Community Capital’s 2004 audited consolidated financial statements be included in Community Capital’s Annual Report on Form 10-KSB.

March 21, 2005	Audit Committee: William F. McAfee Glenn A. Dowling Mary Helen Dykes

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

EXECUTIVE OFFICERS

The following table shows for each executive officer of Community Capital: (a) his name, (b) his age at December 31, 2004; (c) how long he has been an officer of Community Capital; and (d) his positions with Community Capital and the Banks:

Name (Age)	Officer Since	Position with Community Capital and Albany Bank & Trust
Charles M. Jones, III (54)	1998	Chief Executive Officer of Community Capital
Robert E. Lee (52)	1998	President of Community Capital and Albany Bank & Trust and Chief Executive Officer of Albany Bank & Trust
David J. Baranko (48)	1999	Chief Financial Officer of Community Capital and Albany Bank & Trust; Vice President of AB&T National Bank
David C. Guillebeau (43)	1998	Executive Vice President and Senior Lending Officer of Albany Bank & Trust
Paul E. Joiner, Jr. (56)	2000	Chief Credit Officer of Community Capital

COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Community Capital for the fiscal years 2004, 2003 and 2002 of our Chief Executive Officer, President and Executive Vice President. No other executive officer received a combined payment of salary and bonus in excess of $100,000 for services rendered to Community Capital during 2004.

Summary Compensation Table

	Annual Compensation(1)			Long-Term Compensation Awards
Name and Position	Compensation Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options	All Other Compensation ($)
Charles M. Jones, III	2004	29,900	0	285	0
Chief Executive Officer	2003	14,850	0	285	0
	2002	14,000	0	285	0

Robert E. Lee	2004	206,896	62,500	57,500	59,710	(2)
President	2003	166,600	83,717	25,000	10,340	(2)
	2002	147,085	57,722	0	7,425	(2)

David C. Guillebeau	2004	112,944	12,540	3,000	5,567	(3)
Executive Vice President	2003	101,609	14,000	10,000	5,018	(3)
	2002	94,800	5,849	0	4,752	(3)

David J. Baranko	2004	96,160	16,000	3,000	4,800	(4)
Chief Financial Officer	2003	81,997	10,660	10,000	4,100	(4)
	2002	77,000	5,005	0	3,855	(4)

Paul E. Joiner, Jr.	2004	104,241	17,280	3,000	34,158	(5)
Chief Credit Officer	2003	81,996	10,560	10,000	4,228	(5)
	2002	72,977	6,411	0	3,668	(5)

(1)	We have omitted information on “perks” and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

(2)	Includes $44,022 earned under a salary continuation agreement in 2004, 401K plan matching contributions of $6,208, $5,500 and $5,500 in 2004, 2003 and 2002, respectively, and premiums paid on a term life insurance policy for the benefit of Mr. Lee of $4,480, $4,480 and $1,905 in 2004, 2003 and 2002, respectively.

(3)	Represents 401K plan matching contributions.

(4)	Represents 401K plan matching contributions.

(5)	Includes $28,946 earned under a salary continuation agreement in 2004, 401K plan matching contributions of $5,212, $4,228 and $3668 in 2004, 2003 and 2002, respectively.

The following tables set forth information at December 31, 2004, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. The listed executive officers did not exercise any options to purchase common stock of Community Capital during 2004. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Stock Option Grants in Fiscal 2004

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Charles M. Jones, III	285	0.37%	$12.00	4/26/2014
Robert E. Lee	57,500	74.07%	$11.36	8/24/2014
David C. Guillebeau	3,000	3.86%	$11.05	4/16/2014
David J. Baranko	3,000	3.86%	$11.05	4/16/2014
Paul E. Joiner, Jr.	3,000	3.86%	$11.05	4/16/2014

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options at December 31, 2004
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles M. Jones, III	0		22,853	0	$163,809	0
Robert E. Lee	0		80,000	77,500	$525,000	$653,200
David C. Guillebeau	0		32,000	11,000	$230,360	$33,150
David J. Baranko	0		7,714	11,000	$60,350	$33,150
Paul E. Joiner, Jr.	0		2,000	11,000	$20,360	$33,150

Salary Continuation Agreements

Community Capital and Albany Bank & Trust are parties to salary continuation agreements with Robert E. Lee and Paul E. Joiner. These agreements provide for supplemental retirement benefits in favor of each of these executive officers. Generally, under these agreements, Mr. Lee and Mr. Joiner will receive supplemental retirement benefits due to retirement on or after reaching age 65 or in the event of an earlier termination of employment due to disability, death or upon a change in control of Community Capital or Albany Bank & Trust. In addition, benefits also would be payable if the executive terminates employment (other than for cause) after attaining at least age 62 or, if earlier, after completing 10 years of employment. The normal retirement benefits are generally payable over a 15-year period. The amount of the normal retirement benefits available to Mr. Lee and Mr. Joiner under the salary continuation agreements is determined by a formula that consists of both fixed and variable components. The fixed component is equal to a specified percentage of the executive’s final average salary. For Mr. Lee, the fixed percentage is 50% and for Mr. Joiner, the fixed percentage is 40%. The variable component of the normal retirement benefit is determined based upon the executive’s satisfaction of specified performance goals. Each executive has the opportunity to increase his fixed benefit percentage by up to another

20% under the variable component of the formula. The amount of the benefit payable other than due to retirement at or after age 65 is based upon the portion of the normal retirement benefit obligation that the Company has accrued at the time of the other payment event under generally accepted accounting principles. These benefit amounts are also paid, generally, over a period of 15 years commencing once the executive attains age 65; except that any benefit payable upon a change in control or due to death is payable immediately in a lump sum. The salary continuation agreements represent unfunded obligations of Community Capital and Albany Bank & Trust and, as such, benefits are payable from general assets; however, the the Company has purchased bank-owned life insurance to assist it in satisfying the obligations represented by these agreements. As of December 31, 2004, the cash surrender value of these policies was approximately $6,218,000, and the amount of the accrued supplemental retirement benefits for the named executive officers was approximately $78,000.

Employment Agreements

Robert E. Lee.    On August 19, 1998, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Lee regarding his employment as President of Community Capital and Albany Bank & Trust. On September 13, 2004, this agreement was amended and restated. The initial term of the restated agreement began on April 26, 2004 and continues until April 26, 2005. The agreement automatically renews each day so that the agreement always has a one-year term, unless any party to the agreement provides notice to the other parties that he or it intends for the automatic renewals to cease.

Mr. Lee’s initial base salary under the agreement is $192,000 per year. The Board of Directors is required to review the base salary amount annually, and the base salary may be increased by an amount determined by the Board of Directors. The agreement also provides that Mr. Lee is entitled to an annual cash bonus based on Community Capital’s consolidated earnings, provided that the Board of Directors determines, according to reasonable safety and soundness standards, that the overall financial condition of the Banks will not be adversely affected by the payment of the bonus. Mr. Lee earned a bonus of $62,500 during 2004.

Additionally, under the terms of the agreement, on August 24, 2004, Mr. Lee was granted an incentive stock option to purchase 57,500 shares of the Community Capital’s common stock at an exercise price of $11.36 per share. The option will become vested and exercisable in equal 20% increments beginning on the first anniversary of the grant date. Generally, the option expires upon the earlier of 90 days following termination of Mr. Lee’s employment or upon the tenth anniversary of the grant date.

The agreement also requires Community Capital to provide Mr. Lee with an automobile, health insurance, life insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event (1) Mr. Lee is terminated by Community Capital without cause or due to his permanent disability or (2) Mr. Lee terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Lee’s compensation for a period of 12 months following the date of termination. If Mr. Lee terminates his employment due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Lee’s compensation for a period of six months following the date of termination. If either Mr. Lee is terminated by Community Capital without cause or Mr. Lee terminates his employment with cause, within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Lee will be entitled to a cash payment equal to 2.99 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Lee’s employment is terminated by Community Capital with cause or Mr. Lee terminates his employment without cause or upon a change in control, Mr. Lee will generally be prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

David C. Guillebeau.    On October 1, 1998, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Guillebeau regarding his employment as Executive Vice President of Community Capital and Albany Bank & Trust and Senior Loan Officer of Albany Bank & Trust. On September 13, 2004, this agreement was amended and restated. The initial term of the restated agreement began on April 26, 2004 and continues until April 26, 2005. The agreement automatically renews each day so that the agreement always has a one-year term, unless any party to the agreement provides notice to the other parties that he or it intends for the automatic renewals to cease.

Mr. Guillebeau’s initial base salary under the agreement is $114,000 per year. The President of Albany Bank & Trust is required to review the base salary amount annually, and the base salary may be increased each year by an amount determined by the President. The agreement also provides that Mr. Guillebeau is entitled to an annual cash bonus based on criteria established by the President of Albany Bank & Trust. Mr. Guillebeau earned a bonus of $12,540 during 2004. Additionally, the agreement requires Community Capital to provide Mr. Guillebeau with an automobile, health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event (1) Mr. Guillebeau is terminated by Community Capital without cause or (2) Mr. Guillebeau terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Guillebeau’s compensation for a period of 12 months following the date of termination. If Mr. Guillebeau’s employment is terminated by Community Capital or Mr. Guillebeau due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Guillebeau’s compensation for a period of six months following the date of termination. If either Mr. Guillebeau is terminated by Community Capital without cause or Mr. Guillebeau terminates his employment with cause, within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Guillebeau will be entitled to a cash payment equal to 2.99 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Guillebeau’s employment is terminated by Community Capital with cause or Mr. Guillebeau terminates his employment without cause or upon a change in control, Mr. Guillebeau will generally be prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

Paul E. Joiner.    On September 13, 2004, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Joiner regarding his employment as Chief Credit Officer of Community Capital and Albany Bank & Trust. The initial term of the Agreement began on April 26, 2004 and continues until April 26, 2005. The agreement automatically renews each day so that the agreement always has a one-year term, unless any party to the agreement provides notice to the other parties that he or it intends for the automatic renewals to cease.

Mr. Joiner’s initial base salary under the agreement is $108,000 per year. The President of Albany Bank & Trust is required to review the base salary amount annually, and the base salary may be increased each year by an amount determined by the President. The agreement also provides that Mr. Joiner is entitled to an annual cash bonus based on criteria established by the President of Albany Bank & Trust. Mr. Joiner earned a bonus of $17,280 during 2004. Additionally, the agreement requires Community Capital to provide Mr. Joiner with health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event Mr. Joiner is terminated by Community Capital without cause or Mr. Joiner terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Joiner’s compensation for a period of 12 months following the date of termination. If Mr. Joiner is terminated due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Joiner’s compensation for a period of six months following the termination. If either Mr. Joiner is terminated by Community Capital without cause or Mr. Joiner terminates his employment with cause within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Joiner will be entitled to a cash payment equal to 2.5 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Joiner’s employment is terminated by Community Capital with cause or Mr. Joiner terminates his employment without cause or upon a change in control, Mr. Joiner will generally be prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

David J. Baranko.    On September 13, 2004, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Baranko regarding his employment as Chief Financial Officer of Community Capital and Albany Bank & Trust. The initial term of the agreement began on April 26, 2004 and continues until April 26, 2005. The agreement automatically renews each day so that the agreement always has a one-year term, unless any party to the agreement provides notice to the other parties that he or it intends for the automatic renewals to cease.

Mr. Baranko’s initial base salary under the agreement is $100,000 per year. The President of Albany Bank & Trust is required to review the base salary amount annually, and the base salary may be increased each year by an amount determined by the President. The agreement also provides that Mr. Baranko is entitled to an annual cash bonus based on criteria established by the President of Albany Bank & Trust. Mr. Baranko earned a bonus of $16,000 during 2004. Additionally, the agreement requires Community Capital to provide Mr. Baranko with health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event Mr. Baranko is terminated by the Community Capital without cause or Mr. Baranko terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Baranko’ compensation for a period of 12 months following the date of termination. If Mr. Baranko is terminated due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Baranko’s compensation for a period of six months following the termination. If either Mr. Baranko is terminates by Community Capital without cause or Mr. Baranko terminates his employment with cause within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Baranko will be entitled to a cash payment equal to 2.5 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Baranko’s employment is terminated by Community Capital with cause or Mr. Baranko terminates his employment without cause or upon a change in control, Mr. Baranko will generally be prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

Director Compensation

During 2004, directors of Community Capital received $500 for each board meeting attended and $100 for each committee meeting attended. Directors of the Banks receive $500 for each board meeting and $100 for each committee meeting attended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table that follows lists, as of the record date, the number of shares common stock beneficially owned by: (a) each current director of Community Capital; (b) each executive officer listed in the Summary Compensation Table; and (c) all current executive officers and directors as a group. As of the record date, Community Capital did not have any non-director shareholders who beneficially owned more than 5% of the outstanding common stock. The information shown below is based upon information furnished to Community Capital by the named persons. Additionally, the address for each person listed below is 2815 Meredyth Drive, Albany, Georgia 31707.

Information relating to beneficial ownership of Community Capital is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date. Unless otherwise indicated in the “Nature of Beneficial Ownership” column, each person is the record owner of and has sole voting and investment power with respect to his or her shares.

Name and Address	Number of Shares	Number of Shares Subject to Options/Warrants Exercisable within 60 days	Aggregate Number of Shares	Percent of Class	Nature of Beneficial Ownership
Directors:
Robert M. Beauchamp	74,025	22,138	96,163	3.3
Bennett D. Cotten, Jr.	14,285	14,995	29,280	1.0
Glenn A. Dowling	21,428	22,138	43,566	1.5
Mary Helen Dykes	5,488	14,995	20,483	0.7
Charles M. Jones, III	52,747	44,281	97,028	3.3
Van Cise Knowles	52,762	710	53,472	1.8	Includes 23,571 shares held in an IRA for the benefit of Mr. Knowles.
C. Richard Langley	39,568	8,924	48,492	1.7	Includes 25,887 shares held in an IRA for the benefit of Mr. Langley.
Robert E. Lee	101,847	80,000	186,847	6.2	Includes 48,842 shares held in an IRA for the benefit of Mr. Lee and 857 shares held jointly with Mr. Lee’s spouse.
William F. McAfee	21,428	22,138	43,566	1.5
Mark M. Shoemaker	21,428	22,138	43,566	1.5
Jane Anne D. Sullivan	29,070	22,138	51,208	1.7	Includes 7,142 shares owned by Ms. Sullivan’s children as to which beneficial ownership is shared.
John P. Ventulett, Jr.	29,764	14,995	44,759	1.5
Lawrence B. Willson	21,428	22,138	43,566	1.5

Name and Address	Number of Shares	Number of Shares Subject to Options/Warrants Exercisable within 60 days	Aggregate Number of Shares	Percent of Class	Nature of Beneficial Ownership
James D. Woods	30,518	22,138	52,656	1.8	Includes 21,428 shares held in a profit sharing plan for the benefit of Dr. Woods.
Executive Officers* :
David J. Baranko	7,246	10,314	17,560	0.6	Includes 4,428 shares held in an IRA for the benefit of Mr. Baranko.
David C. Guillebeau	19,962	34,600	54,562	1.9
Paul E. Joiner, Jr.	13,636	4,600	18,236	0.6
All Directors and Executive Officers, as a Group (17 persons)	556,630	388,380	945,010	28.7

*	Mr. Jones and Mr. Lee are also executive officers of Community Capital.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Community Capital’s directors and executive officers and persons who own beneficially more than 10% of Community Capital’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of Community Capital’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish Community Capital with copies of the forms they file. To our knowledge, based solely on the Company’s review of the Section 16 Reports furnished by its Reporting Persons, Bennett D. Cotton, Glenn A. Dowling, Mary Helen Dykes, William F. McAfee, Mark M. Shoemaker, John P. Ventulett, Jr. and Lawrence B. Willson each filed a late report for one transaction in Community Capital’s common stock; David J. Baranko, Robert M. Beauchamp, David C. Guillebeau, Charles M. Jones, III and Jane Anne Sullivan each filed two late reports for two transactions in Community Capital’s common stock; and Van Cise Knowles, Richard C. Langley and Robert E. Lee each filed three late reports for three transactions in Community Capital’s common stock.

RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, may have banking transactions in the ordinary course of business with Albany Bank & Trust. Albany Bank & Trust’s policy is that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and Albany Bank & Trust’s lending policies, (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing, and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to Community Capital and Albany Bank & Trust. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

INDEPENDENT PUBLIC ACCOUNTANTS

Community Capital has selected the accounting firm of Mauldin & Jenkins, LLC to serve as principal accountant for Community Capital for the fiscal year ending December 31, 2005. The firm of Mauldin & Jenkins has served as Community Capital’s principal accountant since 1998. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The following table sets forth the fees billed to the Company for the years ended December 31, 2004 and 2003 by Mauldin & Jenkins:

	2004	2003
Audit fees	$107,450	$95,000
Audit-related fees	15,370	51,500
Tax fees	19,825	10,500
All other fees	—	2,500
Total Fees	$142,645	$159,500

Audit Fees

Audit fees represent fees billed by Mauldin & Jenkins for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2004 and 2003, and (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB, annual filings on Form 10-KSB and comfort letters associated with registration statements.

Audit-Related Fees

Audit-related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and those not included in “Audit Fees” above. The audit-related fees pertained to assistance with the due diligence and accounting matters relating to potential and consummated acquisitions.

Tax Fees

Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Mauldin & Jenkins for preparation of original and amended federal and state income tax returns. Tax fees also include tax consulting related to the preparation and filing of these returns and responding to tax notices.

All Other Fees

Other fees represent fees for various planning matters in 2004 and 2003, including internal audit services in 2003.

The fees billed by Mauldin & Jenkins are pre-approved by the Audit and Compliance Committee of the Company in accordance with the policies and procedures for the Audit and Compliance Committee. The Audit and Compliance Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2004, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Director Nominations.    The full Board of Directors of Community Capital participates in the consideration of director nominees. The Board has not adopted a formal policy or process for identifying or evaluating nominees but informally may solicit and consider recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of Community Capital, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Community Capital or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by Community Capital; commitment to and availability for service as a director; and any other factors the Board deems relevant. The Board has never received a director-nominee recommendation from a shareholder and, as a result, has not adopted a specific policy regarding the Board’s consideration of such a recommendation. The Board anticipates, however, that it would evaluate shareholder-recommended nominees in the same manner as all other nominees.

Shareholder Proposals.    To be included in the Company’s 2006 proxy statement, shareholder proposals submitted for consideration at the 2006 annual meeting of shareholders must be received by the Company no later than November 25, 2005. Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any proposal contained in a notice received after February 10, 2006. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2006 proxy statement.

Shareholder Communications.    Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and by sending it to the Secretary of the Company at the Company’s principal office at 2815 Meredyth Drive, Albany, Georgia 31707. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

The Board of Directors of Community Capital knows of no other matters that may be brought before the meeting. If, however, any matters other than the election of directors or matters related to the election, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

If you cannot be present in person at the meeting, please complete, sign, date and return the enclosed proxy to us promptly in the postage-paid envelope provided.

March 28, 2005

COMMUNITY CAPITAL BANCSHARES, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, APRIL 25, 2005

     The undersigned hereby appoints Robert E. Lee or Charles M. Jones, III or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Community Capital Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Merry Acres Conference Center, 1504 Dawson Road in Albany, Georgia, and at any adjournments of the annual meeting, upon the proposal described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL:	To elect the five (5) persons listed below to serve as Class III Directors of Community Capital Bancshares, Inc. for a three-year term:

Robert M. Beauchamp	Mary Helen Dykes	Lawrence B. Willson
Glenn A. Dowling	Mark M. Shoemaker

☐ FOR all nominees listed above (except as indicated below)	☐ WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above, and write the nominee's name in this space _______________________________________________________________________________.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE
VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[LABEL]	_____________________________________________________
Signature(s) of Shareholder(s)

_____________________________________________________
Name(s) of Shareholders(s)

Date: ____________________________________________, 2005
(Be sure to date your proxy)

Please mark, sign and date this proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL __________          WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE